Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.23

Option Agreement

by and between

PARI Pharma GmbH

and

Avalyn Pharma, Inc.

January 1, 2024

OPTION AGREEMENT

This Option Agreement (“Agreement”) is effective as of January 1st, 2024 (the “Effective Date”), and is by and between PARI Pharma GmbH, a German corporation having its principal place of business at Moosstrasse 3, 82319 Starnberg, Germany (“PARI”) and Avalyn Pharma, Inc. with its registered office at 701 Pike Street, Suite 1500, Seattle, Washington 98101, USA (“Avalyn”). PARI and Avalyn are individually a “Party” or collectively “Parties”.

RECITALS

Whereas, Avalyn and PARI are Parties to a license agreement effective as of April 3rd, 2017, as amended (the “Pirfenidone LDA”);

Whereas, Avalyn and PARI are parties to the material transfer agreement dated January 23, 2020, as amended by Amendment No. 1 dated November 22, 2021, and Amendment No. 2 dated March 6th, 2024 (the “MTA”) under which Avalyn is conducting certain non-clinical and clinical research for the purpose of evaluating PARI’s technology;

Whereas, Avalyn is interested in conducting clinical development and commercialization of one or both of the Drug Products (as defined below) with eFlow Technology Nebulizer (as defined below) devices from PARI under a license and development agreement which Avalyn and PARI intend to negotiate if certain conditions are met (the “LDA”); and

Whereas, Avalyn desires to secure an option to exclusively negotiate the LDA for a certain period of time as contemplated herein and PARI is willing to grant such an option subject to the terms and condition set forth herein.

Now, therefore, for and in consideration of the above-described recitals, the mutual covenants of the Parties hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties hereto, intending to be legally bound, enter into the agreements contained herein.

1.
DEFINITIONS

Capitalized terms used but not defined in this Agreement will have the meanings ascribed to them in the MTA. In addition, for purposes of this Agreement, the following terms shall have the meanings set forth below:

“Device” means (i) the Handset together with the eBase Starter Kit.

“Disputing Party Notice” shall have the meaning set forth in Section 4.7.

“Drug Product” means Avalyn’s proprietary liquid formulation of nintedanib as the sole active pharmaceutical ingredient (“AP02”) or the fixed combination of nintedanib and pirfenidone as the exclusive active pharmaceutical ingredients (“AP03”).

“eBase Starter Kit” means PARI’s eBase controller and accessories (but excluding the Handset).

“Effective Date” shall have the meaning set forth in the introduction.

“eFlow Technology Nebulizer” means a nebulizer proprietary to PARI or its affiliates that is based on a perforated vibrating membrane technology.

“Handset” means an eFlow Technology Nebulizer for spontaneously breathing patients with [***], that is optimized and intended for exclusive administration of the Drug Product(s) [***], and any changes and improvements thereto.

“LDA” shall have the meaning set forth in the Recitals.

“MTA” shall have the meaning set forth in the Recitals.

“Option” shall have the meaning set forth in Section 2.1.

“Option Fee” means a fee of [***] per each commenced 12-month period.

“Option Field” means [***] to humans.

“Option Notice” shall have the meaning set forth in Section 2.2.

“Option Period” means the period of time commencing with the Effective Date and terminating on 31st of December, 2027 at midnight.

“Response” shall have the meaning set forth in Section 4.7.

Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement; (d) the terms “Section” or “Exhibit” refer to the specified Section or Exhibit of this Agreement; (e) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase, “and/or”; (f) the term “including” means “including, without limitation”; and (g) “days” refers to calendar days. All accounting terms used but not otherwise defined herein shall have the meanings ascribed to such terms under GAAP. All payments due hereunder shall be made in Euros unless otherwise specified.

2.
OPTION

2.1. Option Grant. PARI hereby grants to Avalyn an exclusive option during the Option Period, to negotiate the LDA with substantially the same terms and conditions as in the Pirfenidone LDA with adjustments to financial terms due to (i) inflation, (ii) new features and/or improvements to the Device, and (iii) the exchange of the Device with [***] which is not compatible with the Device; in each case of (ii) or (iii) if applicable (the “Option”).

2.2. Exercise of Option. In the event that Avalyn wishes to exercise the Option, Avalyn shall provide notice in writing thereof to PARI within the Option Period (the “Option Notice”).

2.3. Exclusivity. During the Option Period PARI will neither (i) grant any rights or licenses regarding the Device within the Option Field to third parties; nor (ii) engage in negotiations with third parties with respect to such rights or licenses within the Option Field.

2.4. Option Fee. In consideration for the grant of the Option, Avalyn shall pay to PARI an annual Option Fee to be paid the first time within [***] after the Effective Date, and each anniversary thereof until the expiration of the Option Period or termination of the Option. [***]

2.5. Termination of Option. In the event that (i) Avalyn fails to pay the Option Fee in due time; or (ii) the LDA is not executed by both Parties within the Option Period; or (iii) during the Option Period Avalyn gives written notice that it is no longer interested in negotiating the LDA; or (iv) the Parties fail to agree on the terms of the LDA within six (6) months (or any other period mutually agreed in writing by the Parties) from the Option Notice; or (v) the Parties execute the LDA; then this Agreement shall terminate and PARI is no longer bound to any exclusivity obligations towards Avalyn hereunder.

2.6. Termination by PARI. In the event Avalyn initiates a clinical trial (i.e. opens the first site for the conduct of such clinical trial) for inhaled delivery of a Drug Product not including the Device, then Avalyn shall immediately inform PARI about such event and PARI shall have a right to terminate this Agreement by giving [***] written notice to Avalyn. In case of termination due to Avalyn’s initiation of a clinical trial that does not include the Device as contemplated in this Section 2.6, the full Option Fee for the current year of this Agreement shall be due and payable to PARI within [***] after such termination becomes effective.

2.7. Termination for Breach. Each Party may terminate this Agreement (i) for breach of any material provision of this Agreement, or (ii) in case the Pirfenidone LDA and/or the MTA is terminated for breach by the other Party; by giving [***] written notice to the breaching Party (specifying in reasonable detail the basis for such termination), provided such breaching Party, in case of breach of this Agreement, has not cured such breach within such [***] period. If applicable, the termination for breach shall become effective immediately after the cure period has expired without curing the breach. In case of termination due to Avalyn’s breach of this Agreement, the Pirfenidone LDA or the MTA, the full Option Fee of the current year of this Agreement shall be due and payable to PARI within [***] after such termination becomes effective.

3.
CONFIDENTIALITY

This Agreement and any information exchanged under it shall be subject to the confidentiality provisions set forth in Article 2 of the MTA and shall be considered as exchanged under the MTA.

4.
MISCELLANEOUS

4.1. Withholding Taxes. Where required to do so by applicable law or order of a governmental body, Avalyn shall withhold taxes required to be paid to a taxing authority in connection with any payments to PARI hereunder, and, upon request of PARI, Avalyn shall furnish PARI with satisfactory evidence of such withholding and payment. Avalyn shall, and shall cause its Affiliates to, cooperate with PARI in obtaining exemption from withholding taxes where available under applicable law or receiving a full refund of such withholding tax or claim a foreign tax credit.

4.2. Unenforceability. Both Parties hereby expressly state that it is the intention of neither Party to violate any law. If any of the provisions of this Agreement are held to be void or unenforceable, the validity and force of the remainder of this Agreement shall not be affected thereby and such void or unenforceable provisions shall be replaced by valid and enforceable provisions which will achieve as far as possible the economic business intentions of the Parties.

4.3. No Waiver. The failure by either Party to take any action or assert any right hereunder shall in no way be construed to be a waiver of such right, nor in any way be deemed to affect the validity of this

Agreement or any part hereof, or the right of a Party to thereafter enforce each and every provision of this Agreement.

4.4. Drafting. This Agreement shall not be construed more strictly against one Party than the other because it may have been drafted by one of the Parties or its counsel, each Party having contributed through its counsel substantially and materially to the negotiation and drafting thereof.

4.5. Assignment. This Agreement and the Parties’ rights and obligations hereunder shall not be assignable except with the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed.

4.6. Relationship of the Parties. In making and performing this Agreement, the Parties are acting, and intend to be treated, as independent entities and nothing contained in this Agreement shall be construed or implied to create an agency, partnership, joint venture, or employer and employee relationship between or among any of the Parties. Except as otherwise provided herein, no Party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of any other Party. No Party shall be liable for the act of any other Party unless such act is expressly authorized in writing by such Party.

4.7. Dispute Resolution. PARI and Avalyn shall endeavor to resolve any dispute arising under this Agreement informally by good faith negotiation between the senior executives, officers or management of PARI and Avalyn. Either Party may give the other Party written notice of any claim or controversy not resolved in the normal course of business (the “Disputing Party Notice”). Within [***] after the delivery of the Disputing Party Notice, the receiving Party shall submit to the other Party a written response (the “Response”). The Disputing Party Notice and Response shall include a statement of each Party’s position and a summary of the arguments supporting that position. Within [***] after the Disputing Party Notice, such designated senior executives, officers or management of PARI and Avalyn shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary to attempt to resolve the claim or controversy. All negotiations pursuant to this Section 4.7 are confidential and without prejudice and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the Parties cannot resolve the dispute pursuant to this Section 4.7, then the provisions of Section 4.8 shall apply. Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending the foregoing discussions between the Parties.

4.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the Parties hereto (i) agrees that any dispute arising hereunder shall be brought exclusively in the federal or state courts in Manhattan within the City of New York, and (ii) consents to the jurisdiction and venue of such courts, and waives any objections to the jurisdiction and venue thereof.

4.9. Notices. All notices or other communications that are required or permitted under this Agreement shall be in writing and shall be sent (i) by Federal Express or other reliable overnight courier, or hand delivered or mailed by registered or certified mail, postage prepaid and return receipt requested, to the appropriate Party addresses as set forth in the opening paragraph of this Agreement; or (ii) by email to the following addresses:

[***]

For Avalyn: [***]

4.10. Headings. The captions to the Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.

4.11. Counterparts. This Agreement may be executed in counterparts and each such counterpart shall be deemed an original hereof. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email in portable document form (.pdf) shall constitute delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

In Witness Whereof, the Parties hereto have executed this Agreement as of the Effective Date.

Avalyn Pharma, Inc.	PARI Pharma GmbH

[***]	[***]

PARI Pharma GmbH

[***]